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Exhibit 10.35

SAMSONITE CORPORATION
EXECUTIVE STOCK OPTION AGREEMENT

(For Covered Employees under IRC 162(m))

        This Agreement, dated as of                        , is between SAMSONITE CORPORATION, a Delaware corporation (the "Company"), and            (the "Grantee").

        Throughout this Agreement, the terms "Subsidiary" and "Subsidiaries" shall refer to one or more subsidiaries of the Company, as the term "subsidiary" is defined in Rule 1-02 of Regulation S-X under the Securities Act of 1933, as amended (the "Securities Act")

        The stock options granted hereunder are awarded under the Company's FY 1999 Stock Option and Incentive Award Plan ("1999 Plan") and are subject to the terms thereof. The shares of common stock of the Company, par value $.01 per share (the "Common Stock") to be issued upon exercise of the Options (as defined below) (the "Option Shares"), will also be subject to the terms of the Executive Stockholders Agreement, dated as of September 23, 2003, as amended and restated from time to time (the "Executive Stockholders Agreement"), by and among (i) the Company (ii) ACOF Management, L.P., a Delaware limited partnership ("Ares"), (iii) Bain Capital (Europe) LLC, a Delaware limited liability company ("Bain Capital"), (iv) Ontario Teachers' Pension Plan Board, a non-share capital corporation established under the laws of Ontario ("OTPP" and together with Ares and Bain, the "New Investors"), and (v) individual executives of the Company and its Subsidiaries.

        The Option Shares have not been registered under the Securities Act, or any other federal or state securities laws. The Option Shares may not be transferred or resold except in compliance with the registration requirements under the Securities Act and any applicable state securities laws or an exemption therefrom. Although the Company may choose to register such shares prior to exercisability, the Company is under no obligation to so register such shares or to assist in complying with any exemption from registration.

        The transfer or resale of the Option Shares will be significantly restricted by the terms of the Executive Stockholders Agreement and the Securities Act. Each person acquiring the Option Shares may have to bear the economic and financial risk of the investment for an indefinite period of time.

        1.     Grant. The Company confirms that the Grantee has been granted, effective October 15, 2004 ("Date of Grant"), the right to purchase from the Company an aggregate of            shares of the Company's Common Stock (the "Options"), which for purposes of vesting in accordance with Sections 7 and 8 hereof shall be divided substantially equally into a group of            Options (the "Tier One Options") and into a group of            Options (the "Tier Two Options"). The Options constitute Nonqualified Stock Options.

        2.     Exercise Price. The exercise price per share (the "Exercise Price") for the Options is $            .

        3.     Accredited Investor/Regulation S Residency Status. The Grantee must initial all of the applicable following statements:

A.	I certify that I am an accredited investor as defined in Rule 501 promulgated under the Securities Act (an "Accredited Investor") because I had individual income (exclusive of any income attributable to my spouse) of more than $200,000 in each of the two most recent years or joint income with my spouse in excess of $300,000 in each of the two most recent years, and I reasonably expect to reach the same minimum income level in the current year.
B.
I certify that I am an Accredited Investor because I have an individual net worth, or my spouse and I have a combined net worth, in excess of $1,000,000. For purposes of this Agreement, "Net Worth" means the excess of total assets at fair market value, including home and personal property, over total liabilities.
C.	I certify that I am an Accredited Investor because I am a director or executive officer of the Company.
D.	I certify that I am not a resident of the United States.

        4.     Non-transferability. The Options may not be assigned, transferred or disposed of, or pledged or hypothecated in any way, and may not be subject to execution, attachment or other process, other than by will or by the laws of descent and distribution. During the Grantee's lifetime, the Options may be exercised only by the Grantee.

        5.     Option Term. Subject to any terms and conditions in this Agreement relating to the vesting or exercise of the Options granted herein, the Options will remain outstanding during a period of 10 years from the Date of Grant (the "Option Term").

        6.     Performance Goal. The vesting of any and all Options granted herein is contingent upon attainment of the following performance goal, which goal has been established, in writing, by the compensation committee (the "Compensation Committee") of the board of directors of the Company (the "Board") and is subject to approval of the shareholders of the Company: a one-percent (1%) increase in the Company's consolidated revenues during any one of the following time periods (each a "Performance Period") (i) the six month period beginning September 1, 2004 and ending February 28, 2005 as compared to the six month period beginning September 1, 2003 and ending February 28, 2004, (ii) fiscal year 2006 as compared to fiscal year 2005 or (iii) fiscal year 2007 as compared to fiscal year 2006.

        7.     Tier One Options Vesting Schedule. Subject to the Compensation Committee's certification of attainment of the performance goal as stated in Section 6 and so long as the Grantee is continually employed by the Company or a Subsidiary from the Date of Grant through each applicable vesting date, the Tier One Options shall vest in accordance with the following schedule: (i) if the performance goal is first attained with respect to the Performance Period described in subsection 6(i), twenty percent (20%) of the Tier One Options will vest on March 3, 2005 with an additional twenty percent (20%) of the Tier One Options vesting on March 3rd of each year thereafter until all the Tier One Options are fully vested; (ii) if the performance goal is first attained with respect to the Performance Period described in subsection 6(ii), forty percent (40%) of the Tier One Options will vest on March 3, 2006, with an additional twenty percent (20%) of the Tier One Options vesting on March 3rd of each year thereafter until all the Tier One Options are fully vested; (iii) if the performance goal is first attained with respect to the Performance Period described in subsection 6(iii), sixty percent (60%) of the Tier

One Options will vest on March 3, 2007, with an additional twenty percent (20%) of the Tier One Options vesting on March 3rd of each year thereafter until all the Tier One Options are fully vested.

        8.     Tier Two Options Vesting Schedule. Subject to the Compensation Committee's certification of attainment of the performance goal with respect to any Performance Period as stated in Section 6 and so long as the Grantee is continually employed by the Company or a Subsidiary from the Date of Grant through each applicable vesting date, twenty-five percent (25%) of the Tier Two Options will vest on the later of either said certification or the second anniversary of the Date of Grant with an additional twenty-five percent (25%) vesting on each anniversary of the Date of Grant thereafter until all the Tier Two Options are fully vested.

        9.     Grantee Rights. Options that have vested will first become exercisable on the date of vesting and will, unless otherwise provided in this Agreement, remain exercisable in whole or in part until the expiration of the Option Term; provided, however, no Options shall be exercisable until the Company has filed an effective Form S-8 registration statement with the Securities and Exchange Commission covering the Option Shares. The Grantee has no rights as a stockholder of the Company with respect to any shares of Common Stock underlying the Options until the shares have been issued to the Grantee upon exercise of the Options.

        10.   Change of Control. Upon a Change of Control, all unvested Options granted to Grantee shall automatically vest. For purposes of this Agreement, a "Change of Control" shall mean the occurrence of any of the following events: (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) or "group" (within the meaning of Rule 13d-1 under the Exchange Act), other than a Permitted Holder (as defined below), becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the then outstanding securities of the Company; (ii) the stockholders of the Company approve an agreement for the sale or disposition of the Company or of all or substantially all of its assets, including, without limitation, a disposition by means of a merger, consolidation or similar transaction, other than to a Permitted Holder; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by the Board was approved by a vote of a majority of the Company's directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board then in office. A transaction or series of transactions giving rise to more than one of the events described in clauses (i), (ii) and (iii) of the immediately preceding sentence shall be deemed to constitute only one Change of Control that shall be deemed to occur upon the occurrence of the first such event to occur. As used herein, "Permitted Holder" means and includes the New Investors or any of their affiliates (as such term is defined in Rule 1-02 of Regulation S-X under the Securities Act), and any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

        11.   Termination Events.

          (a)   Cause. If the Grantee is terminated from employment with the Company or a Subsidiary for Cause, then all the Options (whether vested or unvested) will automatically terminate and be canceled without any action on the part of the Company on the date that employment is terminated. For purposes of this Agreement, "Cause" means (i) the engaging by the Grantee in gross negligence or willful misconduct that is injurious to any of the Company, its Subsidiaries or its affiliates, (ii) the embezzlement or misappropriation of funds or property of the Company or any of its Subsidiaries or affiliates by the Grantee or the conviction of the Grantee of a felony or the entrance of a plea of guilty or nolo contendere by the Grantee to a felony, (iii) the willful failure or refusal by the Grantee to substantially perform employment duties or responsibilities that continues after being brought to the attention of the Grantee (other than any such failure resulting from the Grantee's incapacity due to "Permanent Disability," as such term is defined in the Executive Stockholders Agreement), (iv) conduct causing the Company or any of its Subsidiaries or affiliates substantial public disgrace or disrepute, (v) any act or omission aiding or abetting a competitor, supplier or customer of the Company or any of its Subsidiaries or affiliates to the material disadvantage or detriment of the Company or any of its Subsidiaries or affiliates, (vi) any other material breach of the Grantee's employment agreement or terms of employment, as applicable, which is not cured to the Board's reasonable satisfaction, after written notice to the Grantee and opportunity to cure. For purposes of this definition, no act, or failure to act, on the Grantee's part will be considered "willful" unless done, or omitted to be done, by Grantee not in good faith and without reasonable belief that Grantee's action or omission was in the best interest of the Company or its Subsidiaries. Determination of Cause will be made by the Compensation Committee in its sole discretion. Any such determination shall be final and binding on a Grantee.

          (b)   Other Termination. If the Grantee's employment with the Company or a Subsidiary is terminated or ceases for any reason other than as described in subsection 11(a), then all unvested Options will automatically terminate and be canceled without any action on the part of the Company on the date of such termination. Except as otherwise provided in subsection 11(a), all Options that have vested either prior to or upon the termination date of Grantee's employment will remain exercisable until the earlier to occur of (i) the 90th day following such date of termination or (ii) the expiration of the Option Term.

          (c)   Extension After Certain Terminations. Subsection 11(b) notwithstanding, if the Grantee's employment with the Company or a Subsidiary is terminated due to death or Permanent Disability, or is terminated for any reason other than Cause and the Grantee dies or suffers a Permanent Disability within 90 days after termination, then the Grantee or Grantee's executors, administrators, legatees or distributes, as the case may be, may exercise the Options, to the extent vested and exercisable as of the date of termination, until the earlier to occur of (i) the first anniversary of the date of death or Permanent Disability or (ii) the expiration of the Option Term.

        12.   Adjustments. The exercise price and the number of shares purchasable upon exercise of the Options may be adjusted by the Compensation Committee, at its discretion, in accordance with Section 5 of the 1999 Plan upon the occurrence of certain corporate actions that may affect the Common Stock.

        13.   Exercise of Options.

          (a)   The Options will be exercisable by notice (an "Exercise Notice") and payment to the Company in accordance with the procedure prescribed herein; provided, that the aggregate Exercise Price with respect to any one such exercise will not be less than $10,000, unless the exercise represents an exercise of all Options that are vested and exercisable as of the date of the exercise. If the Grantee fails to accept delivery of and pay for all or any part of the number of shares specified in the Exercise Notice upon tender or delivery thereof, the Grantee's right to exercise the Options with respect to the undelivered shares may be terminated in the sole discretion of the Compensation Committee.

          (b)   Each Exercise Notice will (i) state the number of shares in respect of which Options are being exercised, (ii) be accompanied by payment as provided in Subsection (c) below and (iii) be signed by the person or persons entitled to exercise the Options. If Options are being exercised by any person or persons other than the Grantee, the Exercise Notice will be accompanied by proof, satisfactory to the Company and its counsel, of the right of the person or persons to exercise the Options.

          (c)   Payment of the Exercise Price will be made by delivering to the Company any one or a combination of (i) a certified or bank cashier's check payable to the Company or its order or a wire transfer directly to an account specified by the Company, (ii) one or more certificates evidencing shares of Common Stock owned by the Grantee immediately prior to the exercise, together with a duly executed stock power, having an aggregate fair market value on the date on which the Exercise Notice is given equal to the aggregate Exercise Price or (iii) a copy of irrevocable instructions to a registered broker/dealer to deliver promptly to the Company an amount of proceeds from the sale of shares of Common Stock to be issued pursuant to the Options being exercised or of a loan made with respect to shares of Common Stock to be issued pursuant to the Options being exercised sufficient, in either case, to pay the Exercise Price.

          (d)   The certificate or certificates representing the Option Shares will be registered in the name of the person or persons exercising the Options, or, if the Options are exercised by the Grantee and the Grantee so requests in the applicable Exercise Notice, in the name of the Grantee and the Grantee's spouse, jointly, with right of survivorship. The certificate or certificates will be delivered within 10 days after receipt of payment by the Grantee; provided, that in the case of subsection 13(c)(iii), the Company will not make delivery of the certificate or certificates until payment is actually received from the broker/dealer.

          (e)   The Company will have no obligation to issue or deliver fractional Option Shares but may, in its sole discretion, elect to do so. In lieu of issuing any fractional Option Share, the Company will pay to the person exercising the Options, promptly following exercise, an amount in cash equal to the fair market value of the fraction of an Option Share as of the date of exercise.

        14.   Non-Competition and Confidentiality.

          (a)   During employment with the Company or a Subsidiary and for one year after termination thereof, the Grantee will not, directly or indirectly, as a principal, officer, director, employee or in any other capacity whatsoever, without prior written consent of the Company, engage in any activity with, or provide services to, any person or entity engaged in, or about to engage in, any business activity that is competitive with the business then engaged in by the Company or a Subsidiary (collectively, the "Company Business"), in any geographic area in which the Company Business is then conducted or has been conducted during the twelve months preceding the termination of the Grantee's employment with the Company or a Subsidiary; provided that, if the scope of employment of the Grantee during the twelve months preceding the termination of the Grantee's employment with the Company or a Subsidiary related solely to Company Business conducted in a specific geographic area or areas, then following such termination the scope of this non-compete provision shall be limited to the same geographic area or areas. The Grantee may make or hold any investment in securities of a competitive business traded on a national securities exchange or traded in the over the counter market, provided the investment does not exceed 1% of the issued and outstanding stock of the competitive business. To the extent limitations or restrictions on the Grantee's employment or business activities contained in this subsection 14(a) conflict or are inconsistent with the provisions of any other agreement between the Company or Subsidiary and Grantee, the provisions of this subsection 14(a) shall govern.

          (b)   Unless otherwise required by law or judicial process, the Grantee shall, for a period of three (3) years following termination of employment with the Company or a Subsidiary, retain in the strictest confidence all confidential matters of the Company and its Subsidiaries, including, without limitation, "know how", trade secrets, customer lists, pricing policies, operational methods, technical processes, formulae, inventions and research projects and other business affairs of the Company and its Subsidiaries (collectively "Confidential Information") learned by the Grantee heretofore or hereafter and shall not disclose such Confidential Information to anyone outside of the Company and its Subsidiaries, either during or after the Grantee's employment with the

  Company or a Subsidiary, except in the course of performing the Grantee's duties as an employee of the Company or a Subsidiary or with the Company's or Subsidiary's express written consent; provided, that the Grantee shall provide notice to the Company or its Subsidiary in advance of any disclosure required by law or judicial process in a timely manner to permit the Company or Subsidiary to oppose such compelled disclosure. The limitation on disclosure contained herein shall not apply to any portion of the Confidential Information that (i) is or becomes part of the public domain through no fault of Grantee, (ii) is obtained from a third party whom Grantee has no reason to believe, following reasonable inquiry, is breaching a confidentiality or other contractual undertaking by disclosing such information or (iii) is otherwise disclosed to a third party by the Company or a Subsidiary on a non-confidential basis. To the extent limitations or restrictions on Grantee's disclosure of Confidential Information ("Restrictions") contained in this subsection 14(b) conflict or are inconsistent with Restrictions contained in any other agreement between the Company or a Subsidiary and Grantee, the Restrictions contained herein shall govern.

          (c)   The Grantee agrees that, if any provision of subsections 14(a) or (b) is breached, monetary damages would be difficult, if not impossible, to calculate and that injunctive relief is the only appropriate remedy. If a breach of any provision of subsections 14(a) or (b) is alleged to have occurred, the Grantee by execution of this Agreement agrees to the entry of a temporary restraining order against Grantee in regard to this Section 14 until such time that a determination is made as to whether a breach has occurred. The Grantee further agrees that, if a court of competent jurisdiction determines or if a stipulation is entered into that the Grantee has breached any provision of subsections 14(a) or (b), a permanent injunction shall issue prohibiting the Grantee from any further breach thereof. The Grantee agrees that the Company may refuse to allow the exercise of any otherwise vested Options in the event of an alleged breach by the Grantee of any provision of subsections 14(a) or (b), that these Options will be terminated and canceled upon determination of a breach and that the Company is not liable for the gain or loss by the Grantee due to the increase or decrease of the fair market value of the Common Stock during any period in which the Company may have refused to accept exercise instructions pending final determination of the Grantee's breach of this Agreement.

        15.   No Right To Continued Employment. Nothing in this Agreement confers upon the Grantee the right to continue in the employ of the Company or a Subsidiary, entitles the Grantee to any right or benefit not set forth in this Agreement or interferes with or limits in any way the right of the Company or a Subsidiary to terminate the Grantee's employment.

        16.   Withholding Taxes. The Company may require the Grantee (or such other person, if any, who has the right to exercise the Options) to pay to the Company in cash the amount of any federal, state, local and foreign income and other taxes that the Company or Subsidiary may be required to withhold before delivering to the Grantee (or the other person) a certificate or certificates representing shares of Common Stock. The Grantee may elect to have Common Stock issuable upon exercise of any Options, having a fair market value on the day immediately preceding the date on which the certificates are delivered equal to the amount of the withholding obligation, be withheld by the Company in satisfaction of this obligation.

        17.   Approval of Counsel. Any exercise of Options and the issuance and delivery of shares of Common Stock is subject to approval by the Company's counsel of all legal matters, including compliance with the requirements of the Securities Act and the Exchange Act, as amended, the requirements of any stock exchange upon which the Common Stock may then be listed and any applicable state securities or "blue sky" laws.

        18.   Certificates. The certificates evidencing the shares of Common Stock issued upon exercise of the Options will bear a legend (unless the Company requires otherwise) stating:

    THE SHARES EVIDENCED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNLESS, IN THE OPINION OF COUNSEL FOR THE COMPANY, SUCH REGISTRATION IS NOT REQUIRED.

        19.   Registration. The Company may, but shall have no obligation to, register the shares of Common Stock issuable upon exercise of the Options.

        20.   Notices. All notices, demands and other communications with respect to this Agreement will be in writing and be deemed to have been duly given (i) when hand delivered, (ii) when sent, if sent by overnight mail, overnight courier or facsimile transmission or (iii) when mailed by United States registered mail, return receipt requested, postage prepaid, addressed as follows:

        Samsonite Corporation
        11200 East Forty-Fifth Avenue
        Denver, Colorado 80239-3018
        Attention: Corporate Secretary

        All notices to the Grantee or other person or persons entitled to exercise the Options will be addressed to the Grantee or the other person or persons at the then current address of the Grantee contained in the employee payroll records of the Company or a Subsidiary. Anyone to whom a notice may be given under this Agreement may designate a new address by notice to that effect.

        21.   Benefits. This Agreement will inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon the Grantee and all rights granted to the Company under this Agreement will be binding upon the Grantee and, to the extent provided in this Agreement, the Grantee's heirs, legal representatives and successors. No other person has any rights under this Agreement.

        22.   Severability. If any one or more provisions of this Agreement is deemed to be illegal or unenforceable, the illegality or unenforceability will not affect the validity and enforceability of the remaining legal and enforceable provisions, which will be construed as if such illegal or unenforceable provision or provisions had not been inserted.

        23.   Entire Agreement. This Agreement and the Executive Stockholders Agreement contain the entire understanding and agreement between the parties and supersede all prior understandings and agreements between the parties respecting the subject matter of this Agreement. This Agreement may not be modified, waived or discharged unless agreed in writing signed by the parties.

        24.   Waiver. No waiver by either party of any breach by the other party of this Agreement will be deemed a waiver of similar or dissimilar breaches at the same, prior or subsequent time.

        25.   Governing Law. This Agreement will be construed and governed in accordance with the laws of the State of New York.

        26.   Time Periods. Any action required to be taken under this Agreement within a certain number of days must be taken within that number of calendar days; provided, that if the last day for taking an action falls on a weekend or a holiday, the period during which the action may be taken will be automatically extended to the next business day.

        27.   Counterparts. This Agreement may be executed in counterparts. Each counterpart is deemed to be an original, but both together constitute one and the same instrument.

        28.   Compliance. The Grantee will abide by laws concerning insider trading and the policies and decisions of the Company's management in all matters concerning the Options.

        29.   Executive Stockholders Agreement. The Grantee agrees to execute such documents as may be required by the Company to insure that (i) Grantee will be deemed to be an "Executive" pursuant to the Executive Stockholders Agreement and (ii) the Executive Stockholders Agreement shall be fully applicable to all Option Shares acquired by the exercise of the Options as if said Option Shares were "Executive Securities" as defined in the Executive Shareholders Agreement. In the event the Grantee does not execute such documents for any reason, the Grantee's signature set forth below (as well as signifying the Grantee's agreement to this Agreement) shall also constitute the Grantee's agreement to and signature upon such documents as if fully set forth therein.

SAMSONITE CORPORATION
By:
Printed Name: Title:
GRANTEE

Printed Name:

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SAMSONITE CORPORATION EXECUTIVE STOCK OPTION AGREEMENT